PRESS RELEASE Grand Rapids, Michigan, April 13, 2015

electronic cigarettes international group APPOINTS Dan o’neill as chief executive officer

GRAND RAPIDS, MICHIGAN, April 13, 2015 - Electronic Cigarettes International Group, Ltd. (The “Company”) (OTCBB: ECIGD), a global marketer and distributor of electronic cigarette and vapor products whose brands include FIN, Vapestick, Victory, VIP, and others, today announced that Dan O’Neill, Executive Chairman of the Board of Directors of Electronic Cigarettes International Group, has been appointed the new Chief Executive Officer of the Company. Brent Willis resigned as Chief Executive Officer on April 8, 2015.

About Electronic Cigarettes International Group, Ltd. (ECIG)

Electronic Cigarettes International Group (ECIG) is dedicated to providing a compelling alternative to traditional cigarettes for the more than 1 billion current smokers around the world. ECIG offers consumers a full product portfolio that incorporates product quality and the latest technology. The Company’s website is www.ecig.co.

Safe Harbor Disclosure

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statement reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of ECIG, including statements regarding ECIG’s expectation to see continued growth. The forward-looking statements are based on the assumption that operating performance and results will continue to materialize consistent with recent trends. Management believes these assumptions to be reasonable but there is no assurance that they will prove to be accurate. Forward-looking statements, specifically those concerning future performance are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include: ECIG’s reliance on additional financing, ECIG’s profitability and financial health, risks associated with ECIG’s products, including that they may pose a health risk; governmental regulations may impact ECIG’s business; the market or consumers may not accept ECIG’s products; ECIG relies on a single class of products; existing or pending patents may affect ECIG’s business; and other factors disclosed in the Company's filings with the Securities and Exchange Commission. Unless required by applicable law, ECIG undertakes no obligation to update or revise any forward-looking statements.

For investor inquiries please contact:

Don Markley/Matthew Abenante

The Piacente Group, Inc.

Tel: 212-481-2050

Email: ecig@thepiacentegroup.com

www.ecig.co

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Twitter: @ECIGCorporate